Exhibit 10.3

SCHOLASTIC CORPORATION 2021 STOCK INCENTIVE PLAN
Performance Restricted Stock Unit Agreement
Effective as of (the “Grant Date”), SCHOLASTIC CORPORATION, a Delaware corporation (the “Company”), hereby grants to
(the “Participant”) an Award consisting of a number of Restricted Stock Units determined as a percentage of the target Award of Restricted Stock Units (the “Target Award”) in respect of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) on the terms set forth herein, and in all respects subject to the terms and provisions of the Scholastic Corporation 2021 Stock Incentive Plan (the “Plan”), which terms and provisions are incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings in this Agreement.
1.Vesting and Payment.
(a)Earned Units. Except as otherwise provided herein, the Restricted Stock Units as a percentage of the Target Award that may be earned by the Participant will be determined in accordance with Annex A hereto (which Annex A is incorporated by reference and is made part of this Agreement).
(b)Vesting. Notwithstanding Section 9.2 of the Plan, except as provided in Section 2 of this Agreement, Earned Units (as defined in Annex A), if any, shall vest on the three-year anniversary of the Grant Date, provided that the Participant has not had a Termination of Employment or Termination of Consultancy (including any period during which the Participant is on leave of absence or any other break in employment or consultancy in accordance with the Company‘s policies and procedures) before such date. The date described in this Section 1(b) shall be the “Vesting Date.”
(c)Settlement. A share of Common Stock shall be distributed with respect to each vested Earned Unit (as defined in Annex A) which vests in accordance with Section 1(b) above within thirty (30) days following the date the Committee makes the determination of Earned Units pursuant to Section 2 of Annex A (which shall occur no later than November 1 of the calendar year which includes the end of the Performance Period), except as provided in Section 2 below.
2.Termination of Employment or Consultancy.
(a)Death. Upon a Termination of Employment or Termination of Consultancy prior to the Vesting Date as a result of the Participant's death, a number of Restricted Stock Units equal to the Target Award, shall immediately vest and a share of Common Stock with respect to each such vested Restricted Stock Unit shall be distributed as soon as practicable following the Participant's death but in no event later than December 31 of the calendar year following the calendar year in which the Participant's death occurs.

Exhibit 10.3

(b)Disability. Upon a Termination of Employment or Termination of Consultancy prior to the Vesting Date as a result of termination by the Company for Disability, the Participant shall be entitled to the number of Earned Units determined under Annex A and a share of Common Stock with respect to each such Earned Unit shall be distributed at the time described in Section 1(c) above.
(c)Retirement. Upon a Termination of Employment or Termination of Consultancy (as applicable) prior to the Vesting Date as a result of the Participant's Retirement and such Termination of Employment or Termination of Consultancy is on or after the one year anniversary of the Grant Date, the Participant shall be entitled to the number of Earned Units determined under Annex A and a share of Common Stock with respect to each such Earned Unit shall be distributed at the time described in Section 1(c) above.
(d)Other Termination. Notwithstanding Section 9.2 of the Plan, except as otherwise provided in Sections 2(a), 2(b) and 2(c) of this Agreement, all Restricted Stock Units or Earned Units that are not vested as of the date of the Participant‘s Termination of Employment or Termination of Consultancy for any reason shall terminate and be forfeited in their entirety as of the date of such Termination of Employment or Termination of Consultancy.
(e)Section 409A Award. Notwithstanding the foregoing, to the extent required by Section 409A of the Code any settlement of shares made as a result of a Termination of Employment or Termination of Consultancy (other than as a result of death) of a Specified Employee, distributions determined, in whole or in part, to constitute a Section 409A Award shall be delayed until six months after such Termination of Employment or Termination of Consultancy if such termination constitutes a “separation from service” (within the meaning of Section 409A of the Code) and such distribution shall be made at the beginning of the seventh month following the date of the Specified Employee’s Termination of Employment or Termination of Consultancy.
(f)Section 409A Compliance. No distribution in respect of a Section 409A Award shall be made upon a Participant’s Termination of Employment or Termination of Consultancy unless such termination constitutes a “separation from service” within the meaning of Section 409A of the Code. This Agreement is intended to comply with Section 409A of the Code and the Company shall construe, interpret and amend the provisions of this Agreement in such manner as the Company deems necessary, in its sole discretion, to comply with Section 409A of the Code with respect to a Section 409A Award but in no event shall the foregoing provisions or any other provision of this Agreement or the Plan be construed as a guarantee by the Company of any particular tax treatment.

Exhibit 10.3

3.Withholding Tax Liability. In connection with the vesting and payment of any Restricted Stock Unit, the Company and the Participant will incur liability for income or withholding tax. The Company shall have the right to withhold from any payment in respect of Restricted Stock Units or Earned Units, transfer of Common Stock, or payment made to the Participant or to any person hereunder, whether such payment is to be made in cash or in Common Stock, all applicable minimum federal, state, city or other taxes as shall be required, in the determination of the Company, pursuant to any statute or governmental regulation or ruling. In its discretion, the Company may satisfy such withholding obligation by any one or combination of the following methods: (i) by requiring the Participant to pay such amount in cash or check; (ii) by deducting such amount from the Participant's current compensation; (iii) by allowing the Participant to surrender other shares of Common Stock of the Company which (a) in the case of shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been owned by the Participant for such period (if any) as may be required to avoid a charge to the Company's earnings, and (b) have a fair market value on the date of surrender equal to the amount required to be withheld; (iv) by delivery by the Participant of a properly executed notice together with irrevocable instructions to a broker approved by the Company to sell shares of Common Stock and deliver promptly to the Company the amount of sale or loan proceeds required to pay the amount required to be withheld, or (v) by withholding a number of shares of Common Stock to be issued upon delivery of Common Stock which have a fair market value equal to the minimum statutory amount required to be withheld. For these purposes, the fair market value of the shares to be withheld shall be determined by the Company on the date that the amount of tax to be withheld is to be determined. The Company shall also be authorized to sell any shares of Common Stock to the extent required to satisfy the Company’s withholding obligations.
4.Nontransferability of Restricted Stock Unit. The Restricted Stock Units granted under this Agreement (including for the avoidance of doubt Restricted Stock Units which are Earned Units), Restricted Stock may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, whether for value or no value and whether voluntary or involuntary (including by operation of law) other than by will or by the laws of descent and distribution. Subject to the foregoing and the terms of the Plan, the terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
5.No Enlargement of Rights. This Agreement is not an agreement of employment or consultancy. Neither the Plan nor this Agreement shall confer upon the Participant any right to continue as an officer or employee of the Company or any Affiliate. Nothing contained in the Plan or this Agreement shall interfere in any way with the rights of the Company or any Affiliate to terminate the employment or consultancy of the Participant at any time or to modify the Participant’s employment, consultancy or compensation. The Participant shall have only such rights and interests with respect to the Restricted Stock Units as are expressly provided in this Agreement and the Plan.

Exhibit 10.3

6.No Shareholder Rights before Exercise and Issuance.
(a)No Shareholder Rights. No rights as a stockholder shall exist with respect to the Common Stock subject to the Restricted Stock Unit as a result of the grant of the Restricted Stock Unit, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or in subparagraph 6(b) below. Shareholder rights shall exist only after issuance of stock following the settlement of vested Restricted Stock Units by delivery of Common Stock as provided in the Plan.
(b)Dividend Equivalents. Cash dividend equivalents shall be credited to Earned Units with respect to any dividend on Common Stock with a record date occurring after the Grant Date but prior to the Vesting Date, or if sooner, the Participant’s date of death with respect to Restricted Stock Units settled in connection with the Participant’s death. Cash dividend equivalents shall be credited to a separate Restricted Stock Unit dividend book entry account on behalf of each Participant with respect to each Restricted Stock Unit that is an Earned Unit held by a Participant, provided that the right of each Participant to actually receive such dividend equivalent shall be subject to the same vesting restrictions as apply to the Earned Unit to which the dividend relates. Vested dividend equivalents shall be distributed in cash (or used for tax withholding) to a Participant at the same time a share of Common Stock is distributed with respect to the Earned Unit to which the dividend equivalent relates.
7.Effect of the Plan on Restricted Stock Unit. The Restricted Stock Units granted under this Agreement, if any, are subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan, as such may be amended from time to time in accordance with the terms thereof. The Participant acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan. Without the consent of the Participant, the Company may amend or modify this Agreement in any manner not inconsistent with the Plan, including without limitation, to change the date or dates as of which a Restricted Stock Unit becomes vested, or to cure any ambiguity, defect or inconsistency, provided such amendment, modification or change does not adversely affect the rights of the Participant.
8.Clawback Acknowledgement. The Participant acknowledges that the Participant may become subject to the Scholastic Corporation Clawback Policy adopted pursuant to Rule 10D-1 promulgated under the Exchange Act and Nasdaq Rule 5608, or any successor rule (the “Clawback Policy”). The Participant understands that if the Participant is or becomes subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Participant pursuant to such means as the Company and/or the Board may elect. The Participant agrees that the Participant shall take all required action to enable such recovery. The Participant understands that such recovery may be sought and occur after the Participant’s employment or service with the Company terminates. The Participant further agrees that the Participant is not entitled to indemnification for any erroneously awarded compensation or for any claim or losses arising out of or in any way related to erroneously awarded compensation recovered pursuant to the Clawback

Exhibit 10.3

Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Participant hereby irrevocably agrees to forgo such indemnification. The Participant acknowledges and agrees that the Participant has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover erroneously awarded compensation under the Clawback Policy from the Participant shall not, whether alone or in combination with any other action, event or condition, be deemed (i) an event giving rise to a right to resign for “good reason” or other similar term under any agreement between the Participant and the Company or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Participant, or (ii) to constitute a breach of a contract or other arrangement to which the Participant is a party. This Section 8 is a material term of this Agreement.
9.Entire Agreement. The terms of this Agreement and the Plan constitute the entire agreement between the Company and the Participant with respect to the subject matter hereof and supersede any and all previous agreements between the Company and the Participant and all prior communications, representations and negotiations in respect thereto. No waiver by any party of any breach by the other of any provision of this Agreement shall be deemed to be a waiver of any other breaches thereof or the waiver of any such or other provision of this Agreement. Subject to the restrictions on assignment and transfer set forth above, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their estates, personal representatives, successors and assigns. This Agreement may be signed in counterparts.
10.Severability. If any provision of this Agreement, or the application of such provision to any person or circumstances, is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.
11.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).
12.Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify): If to the Company, to: Scholastic Corporation, 557 Broadway, New York, New York 10012, Attention: Corporate Secretary. If to the Participant, to the most recent address on file with the Company. Notwithstanding the foregoing, the Company may require that any notice by the Participant be provided electronically or in writing to the Company or to the stock plan administrator pursuant to such procedures as the Company shall establish from time to time in its sole discretion.

Exhibit 10.3
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

SCHOLASTIC CORPORATION

By: ____________________________
Title: ___________________________
PARTICIPANT

________________________________

Exhibit 10.3

ANNEX A

Subject to the other terms of this Agreement, the percentage of the Target Award that may be earned by the Participant is based on the achievement of the Performance Goals as set forth below.
1.Definitions
For the purposes of this Annex A, the following terms shall have the meanings set forth below:
(a)“Attainment Percentage” means the total determined by adding each Fiscal Adjusted EBITDA Percentage for each Fiscal Year in the Performance Period plus the total of each Fiscal Net Revenue Percentage for each Fiscal Year in the Performance Period and dividing the sum so obtained by six (6).
(b)“Adjusted EBITDA” means the Company’s Net Revenue less total operating costs and expenses from continuing operations plus depreciation and amortization expenses as reported (GAAP) excluding non-standard items (e.g., one-time items as disclosed in earnings releases or calls and press releases, legal or tax settlements, changes to accounting policies or impaired assets), as determined by the Committee.
(c)“Adjusted EBITDA Growth Percentage” means the actual percentage increase or decrease in Adjusted EBITDA for a Fiscal Year included in the Performance Period over the Adjusted EBITDA of the immediately prior Fiscal Year, as determined by the Committee.
(d)“Adjusted EBITDA Growth Target Percentage” means a target percentage increase in Adjusted EBITDA for a Fiscal Year included in the Performance Period over the Adjusted EBITDA of the immediately prior Fiscal Year and which shall be five percent (5%) for each Fiscal Year of the Performance Period.
(e)“Adjusted EBITDA Growth Threshold Percentage” means a target percentage increase in Adjusted EBITDA for a Fiscal Year included in the Performance Period over the Adjusted EBITDA of the immediately prior Fiscal Year that is less than the Adjusted EBITDA Growth Target Percentage for such Fiscal Year and which shall be three percent (3%) for each Fiscal Year of the Performance Period.
(f)“Adjusted EBITDA Growth Maximum Percentage” means a target percentage increase in Adjusted EBITDA for a Fiscal Year included in the Performance Period over the Adjusted EBITDA of the immediately prior Fiscal Year that is greater than the Adjusted EBITDA Growth Target Percentage for such Fiscal Year and which shall be thirteen percent (13%) for each Fiscal Year of the Performance Period.
(g)“Fiscal Adjusted EBITDA Percentage” means with respect to each Fiscal Year in the Performance Period:

Exhibit 10.3

(i)0% if the actual Adjusted EBITDA Growth Percentage is not at least equal to the Adjusted EBITDA Growth Threshold Percentage for such Fiscal Year;
(ii)50% if the actual Adjusted EBITDA Growth Percentage is equal to the Adjusted EBITDA Growth Threshold Percentage for such Fiscal Year;
(iii)100% if the actual Adjusted EBITDA Growth Percentage is equal to the Adjusted EBITDA Growth Target Percentage for such Fiscal Year;
(iv)200% if the actual Adjusted EBITDA Growth Percentage is equal to or greater than the Adjusted EBITDA Growth Maximum Percentage for such Fiscal Year; and
(v)if the actual Adjusted EBITDA Growth Percentage is between the Adjusted EBITDA Growth Threshold Percentage and the Adjusted EBITDA Growth Target Percentage or between the Adjusted EBITDA Growth Target Percentage and the Adjusted EBITDA Growth Maximum Percentage, the Fiscal Adjusted EBITDA Percentage will be determined on a linear interpolated basis as determined by the Committee.
(h)“Fiscal Net Revenue Percentage” means with respect to each Fiscal Year in the Performance Period:
(i)0% if the actual Net Revenue Growth Percentage is not at least equal to the Net Revenue Growth Threshold Percentage for such Fiscal Year;
(ii)50% if the actual Net Revenue Growth Percentage is equal to the Net Revenue Growth Threshold Percentage for such Fiscal Year;
(iii)100% if the actual Net Revenue Growth Percentage is equal to the Net Revenue Growth Target Percentage for such Fiscal Year;
(iv)200% if the actual Net Revenue Growth Percentage is equal to or greater than the Net Revenue Growth Maximum Percentage for such Fiscal Year; and
(v)if the actual Net Revenue Growth Percentage is between the Net Revenue Growth Threshold Percentage and the Net Revenue Growth Target Percentage or between the Net Revenue Growth Target Percentage and the Net Revenue Growth Maximum Percentage, the Fiscal Net Revenue Percentage will be determined on a linear interpolated basis as determined by the Committee.

Exhibit 10.3
(i)“Fiscal Year” means each financial fiscal year of the Company commencing on June 1 and ending on May 31.
(j)“Net Revenue” means GAAP Net Revenue of the Company which is generally gross Net Revenue less any adjustments, as determined by the Committee.
(k)“Net Revenue Growth Percentage” means the actual percentage increase or decrease in Net Revenue for a Fiscal Year included in the Performance Period over the Net Revenue of the immediately prior Fiscal Year.
(l)“Net Revenue Growth Target Percentage” means a target percentage increase in Net Revenue for a Fiscal Year included in the Performance Period over the Net Revenue of the immediately prior Fiscal Year and which shall be five percent (5%) for each Fiscal Year of the Performance Period.
(m)“Net Revenue Growth Threshold Percentage’ means a target percentage increase in Net Revenue for a Fiscal Year included in the Performance Period over the Net Revenue of the immediately prior Fiscal Year that is less than the Net Revenue Growth Target Percentage for such Fiscal Year and which shall be three percent (3%) for each Fiscal Year of the Performance Period.
(n)“Net Revenue Growth Maximum Percentage” means a target percentage increase in Net Revenue for a Fiscal Year included in the Performance Period over the Net Revenue of the immediately prior Fiscal Year that is greater than the Net Revenue Growth Target Percentage for such Fiscal Year and which shall be eight percent (8%) for each Fiscal Year of the Performance Period.
(o)“Performance Period” means the period commencing June 1, 2024 and ending May 31, 2027.
2.Award Amount Calculation

A Participant's Award Amount for a Performance Period, if any, will be calculated by multiplying the Target Award by the Attainment Percentage. At the end of the Performance Period, the Committee will determine the extent to which, if any, a Performance Target has been met and the number of Restricted Stock Units to which the Participant may become entitled hereunder. No Restricted Stock Units will be earned until the Committee certifies the Attainment Percentage. Any Restricted Stock Units that are determined in accordance with this Annex A are referred to as “Earned Units.” Earned Units will be subject to the vesting schedule set forth in Section 1(b) of this Agreement, subject to Section 2 of this Agreement. All determinations made by the Committee under this Agreement will be final and binding on the Participant.